As filed with the Securities and Exchange Commission           November 15, 1995
                                                      Registration No.: 33-15150

                             --------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             --------------------

                        JUNIATA VALLEY FINANCIAL CORP.
        ---------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                                 Pennsylvania
        ---------------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)


                                  23-2235254
        ---------------------------------------------------------------
                     (I.R.S. Employer Identification No.)

    Bridge and Main Streets, Mifflintown, Pennsylvania 17059 (717) 436-8211
    -----------------------------------------------------------------------
 (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

       Approximate Date of Commencement of Proposed Sale to the Public:
               January 2, 1996 or as soon as practical after the
              ----------
                   Registration Statement becomes effective

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
following box.                                                          [XXX]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the
following box.                                                          [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act statement number
of the earlier effective registration statement for the same offering.  [   ]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act,
please check the following box and list the Securities Act statement number of the earlier effective registration statement for the same
offering.                                                               [   ]

If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.                               [   ]

The sequentially numbered page were the exhibit index is located is 20
                                                                    --

                                A. JEROME COOK
                              President and C.E.O
                        JUNIATA VALLEY FINANCIAL CORP.
                            Bridge and Main Streets
                              Post Office Box 66
                        Mifflintown, Pennsylvania 17059
                    ---------------------------------------
                    (Name and Address of Agent for Service)

                                  Copies to:
                                ELYSE E. ROGERS
                            METTE, EVANS & WOODSIDE
                            3401 North Front Street
                                 P.O. Box 5950
                      Harrisburg, Pennsylvania 17110-0950

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                                    Proposed
 Title of each class                          Proposed              maximum
 of securities to be     Amount to be     maximum offering     aggregate offering       Amount of
 registered               registered       price per unit            price           registration fee
------------------------------------------------------------------------------------------------------
 Common Stock              100,000             $42.00              $4,200,000           $1,312.50
 Par value
 $1.00 per share


------------------------------------------------------------------------------------------------------

1  Average of bid and ask price as required by Rule 457(c).

                                  PROSPECTUS


                        JUNIATA VALLEY FINANCIAL CORP.
                            Bridge and Main Streets
                              Post Office Box 66
                        Mifflintown, Pennsylvania 17059
                                 (717)436-8211


                          DIVIDEND REINVESTMENT PLAN


This Prospectus relates to 100,000 shares of the $1.00 par value Common Stock of Juniata Valley Financial Corp. (JVFC") to be issued under the JVFC Dividend Reinvestment Plan (the "Plan") which was adopted by the Board of Directors of JVFC on October 17, 1995. The Plan provides shareholders of JVFC with a simple and convenient method of investing cash dividends and voluntary cash contributions in additional shares of the common stock of JVFC at a cost which may represent a savings over that available in normal market purchases.

                             --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------

The Common Stock is offered subject to approval of certain legal matters for JVFC by its counsel.

                             --------------------

                        The date of this Prospectus is
                                January 2, 1996
                                ---------


                    [Rest of Page Intentionally Left Blank]

                             AVAILABLE INFORMATION

JVFC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Philadelphia Regional Office, Room 2204, William J. Green, Jr., Federal Building, 600 Arch Street, Philadelphia, Pennsylvania 19106; New York Regional Office, Room 1102, 26 Federal Plaza, New York, New York 10007; Los Angeles Regional Office, Suite 500 East, 5757 Wilshire Boulevard, Los Angeles, California 90036-3048; Chicago Regional Office, Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604. Additionally, copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

JVFC has filed with the Commission in Washington, D.C., a registration statement (herein together with all amendments thereto called the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities covered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is made to the Registration Statement including the exhibits filed or incorporated as a part hereof.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. JVFC WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST OF ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, A COPY OF ANY AND ALL INFORMATION WHICH HAS BEEN INCORPORATED BY REFERENCE HEREIN. SUCH REQUESTS SHOULD BE DIRECTED TO MS. LINDA L. ENGLE, JUNIATA VALLEY FINANCIAL CORP., BRIDGE AND MAIN STREETS, POST OFFICE BOX 66, MIFFLINTOWN, PA 17059, TELEPHONE NUMBER (717) 436-8211.


                    [Rest of Page Intentionally Left Blank]

                      (OUTSIDE BACK COVER OF PROSPECTUS)



                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Available Information...................................................
Prospectus Summary......................................................    1
Description of JVFC Dividend Reinvestment Plan..........................    2
Use of Proceeds.........................................................    7
Description of JVFC Stock...............................................    7
Indemnification.........................................................    9
Incorporation of Certain Documents by Reference.........................    9
Legal Matters...........................................................    9
Experts.................................................................    10


NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY JVFC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF JVFC SINCE THE DATES AS OF WHICH INFORMATION IS FURNISHED OR THE DATE HEREOF.


                    [Rest of Page Intentionally Left Blank]

                              PROSPECTUS SUMMARY


The information set forth below is qualified in its entirety by and should be read in conjunction with the more detailed information appearing elsewhere in this Prospectus.

JVFC and its Subsidiary

JVFC is a bank holding company incorporated as a Pennsylvania business corporation on October 15, 1982. JVFC maintains its headquarters in Mifflintown, Pennsylvania. JVFC's principal asset is its investment in its wholly-owned banking subsidiary. JVFC owns all of the issued and outstanding stock of The Juniata Valley Bank ("JVB"), Mifflintown, Juniata County, Pennsylvania.

JVB engages in full service banking, including demand, savings and time deposits, commercial, consumer and mortgage loans, and the provisions of trust services.

JVFC's corporate office is located at Bridge and Main Streets, P.0. Box 66, Mifflintown, Pennsylvania 17059. Telephone: (717) 436-8211.

The Stock

The securities offered hereby are shares of JVFC's Common Stock, par value $1.00 per share. JVFC's Articles of Incorporation also authorize the issuance of up to 500,000 shares of Preferred Stock. No preferred stock has been issued by JVFC. See DESCRIPTION OF JVFC STOCK.

Purpose of Offering; Use of Proceeds

A principal purpose of the Offering is to provide shareholders of JVFC with a simple and convenient method of investing cash dividends and voluntary cash contributions in additional shares of JVFC Common Stock. JVFC presently intends to invest in or to advance to JVB, all proceeds from the sale of JVFC's Common Stock (net of expenses) to provide additional capital to support anticipated growth and expansion (either de novo or by acquisition) and for general corporate purposes of JVB.

                    [Rest of Page Intentionally Left Blank]

                              DESCRIPTION OF JVFC
                          DIVIDEND REINVESTMENT PLAN

The following is a question and answer statement explaining the provisions of JVFC's Dividend Reinvestment Plan (the Plan). A copy of the Plan may be obtained from: Ms. Linda Engle, Sr. Vice President/CFO, The Juniata Valley Bank, P.O. Box
      --------------------------------------------------------------------------
66, Mifflintown, PA 17059. In the event of any conflict between the answers to
--------------------------
these questions and the Plan, the more detailed provisions of the Plan will control.

Purpose

1.      What is the purpose of the Plan?

        The purpose of the Plan is to provide the shareholders of JVFC with a simple and convenient method of investing cash dividends and voluntary cash contributions in additional shares of JVFC Common Stock at a cost representing a savings over that available in normal market purchases.

Advantages

2.      What are the advantages of the Plan?

        The Plan is advantageous to the shareholders by permitting them to acquire additional shares of the $1.00 par value common stock of JVFC (the Stock) automatically at no or reduced brokerage commission costs. In addition, participants may increase the amount of their semi-annual investment by making voluntary cash contributions of up to $1,500 semi-annually. Under the Plan, recordkeeping is simplified by the issuance, after each semi-annual investment, of a detailed statement of each participant's account, including the cost basis of the whole and fractional shares purchased.

Administration

3.      Who administers the Plan?

        The Plan is administered by JVB. Purchase of the Stock pursuant to the Plan may be delegated to an independent purchasing agent (JVB and any independent purchasing agent are hereinafter collectively or interchangeably referred to as the "Plan Agent").

Participation

4.      Who is eligible to participate in the Plan?

        All holders of record of JVFC Common Stock are eligible to participate in the Plan. A beneficial owner of Stock whose shares are registered in a name other than his own must become a shareholder of record by having all or a part of such shares transferred into his own name in order to participate in the Plan.

5.     How does an eligible shareholder enroll in the Plan?

       Any eligible shareholder may enroll in the Plan by completing and signing the Authorization Card accompanying this Prospectus and returning it to the Plan Agent.

       Additional Authorization Cards may be obtained at any time by written or oral request to the Plan Agent.

6.     When may an eligible shareholder enroll in the Plan?

       An eligible shareholder may enroll in the Plan at any time. If the shareholder's Authorization Card requesting reinvestment of dividends is received by the Plan Agent on or before the Record Date established for a particular dividend, reinvestment will commence with that dividend. If an Authorization Card is received from a shareholder after the Record Date established for a particular dividend, the reinvestment of dividends will begin on the Investment Date following the next Record Date if the shareholder is still a holder of record.

7. May a shareholder enroll as to some, but not all, shares held of record by him?

       Yes, a shareholder may enroll in the Plan as to some, but not all shares of Common Stock owned of record by that shareholder.

Voluntary Cash Contributions

8.     How may voluntary cash contributions to the Plan be made?

       Each participant may make optional cash contributions to the Plan of not less than $200 and not more than $1,500 per each six-month period. The same amount need not be invested in each six month period. Participants are under no obligation to make any voluntary cash contributions. A voluntary cash payment may be made by forwarding a check or money order, payable to the Plan Agent, with a completed Authorization Card when enrolling, or thereafter, with the payment form attached to each statement of account.

9.     How will voluntary cash contributions be used?

       The Plan Agent will apply each voluntary cash payment received from a participant before a Record Date to the purchase of Stock for the account of that participant on the next Investment Date. A voluntary cash contribution will not be deemed to have been made by a participant or received by the Plan Agent until the funds so contributed are actually collected. Interest will not be paid on voluntary cash contributions. For this reason, it is to the participant's benefit to mail payments so that they are received by the Plan Agent immediately prior to the next Record Date.

10.    May voluntary cash contributions be returned to a participant?

       Yes. Voluntary cash contributions will be returned to a participant upon written request to the Plan Agent, provided that the request is received no later than the last business day prior to the next scheduled Record Date.

Purchases

11.    What is the source of the Stock purchased under the Plan?

       The Plan Agent will purchase Stock directly from JVFC, in which event the shares purchased will be either authorized but unissued shares or shares held in the treasury of JVFC, or on the open market, or by a combination of the foregoing.

12.    How will the price of shares purchased under the Plan be determined?

       The price of the shares purchased from JVFC will be no more than the fair market value of the shares as of the Record Date. As defined in the Plan, "fair market value" means the value so designated, in accordance with the guidelines set forth in the Plan, by the Dividend Reinvestment Committee appointed by the Board of Directors of JVFC. No shares will be sold at less than par value.

       The price of shares purchased on the open market will be the average cost (including brokerage commissions) to the Plan Agent of such purchases.

13.    What is the Investment Date?

       "Investment Date" means each of the dividend payment dates of JVFC, which are normally the first day of June and December of each year.

14.    What is the Record Date?

       "Record Date" means the date on which a person must be registered as a shareholder on the stock books of JVFC in order to receive a dividend. Record dates of JVFC are normally fourteen (14) days prior to the Investment Date.

15. How many shares will be purchased by the Plan Agent for the participants in the Plan?

       The number of shares to be purchased for a participant by the Plan Agent will depend on the amount of the participant's dividend and voluntary cash payment, if any, and the price of the shares. Each participant's account will be credited with the number of whole and fractional shares equal to the amount to be invested divided by the applicable purchase price. Fractional shares shall be calculated to four (4) decimal places.

16.    When will shares be purchased?

       Shares acquired from JVFC will be purchased as of the close of business on the applicable Investment Date. Shares of common stock acquired on the open market may be purchased at any time but in no event later than 30 days after the Investment Date. Dividend and voting rights will commence upon settlement of the purchase. For the purposes of making purchases, the Plan Agent will commingle each participant's funds with those of all other participants.

Dividends

17.    How will dividends be paid on shares held by the Plan Agent?

       As record holder of the shares held in participants' accounts under the Plan, the Plan Agent will receive dividends on all such shares held on each dividend record date, will credit such dividends to participants' accounts on the basis of whole or fractional shares held in each account and will automatically reinvest these dividends in JVFC's Common Stock.

Costs

18.    What are the costs to a participant in the Plan?

       No brokerage fees will be charged to participants in connection with the purchase of Common Stock from JVFC. Participants will be charged the actual cost (including brokerage commissions) of all shares purchased in the open market. All other costs of administration of the Plan will be borne by JVFC; however, a nominal service charge will be deducted from a participant's account at the time of his withdrawal from the Plan or at any time any share certificate is requested by a participant.

Reports to Participants

19.    What kind of reports will be sent to participants in the Plan?

       As soon as practicable after completion of each investment on behalf of a participant, the Plan Agent will mail to such participant a statement showing (i) the amount of the dividend and the voluntary cash contribution, if any, applied toward such investment (ii) the taxes withheld, if any, (iii) the net amount invested, (iv) the number of shares purchased, (v) the average cost per share, including any brokerage commissions paid, and (vi) the total shares accumulated under the Plan, computed to four (4) decimal places. Each participant will receive annually an Internal Revenue Service Form 1099 reporting dividend income received.

Certificates for Shares

20.    Will certificates be issued for shares purchased?

       All shares purchased under the Plan will be registered in the name of the Plan Agent or its nominee, as agent for the participants. Certificates for such shares will not be issued to participants unless requested in writing. Certificates for any number of whole shares will be issued to a participant within 15 days of a written request to the Plan Agent signed by the participant. Any remaining whole or fractional shares will continue to be held by the Plan Agent as the agent for the participant. Certificates for fractional shares will not be issued under any circumstances.

Voting Rights

21.    How will shares held by the Plan Agent be voted?

       For each meeting of shareholders, the Plan Agent will forward a proxy to each participant and will vote the participant's shares in accordance with the instructions received from the participant. The shares of a participant who does not return a proxy will not be voted.

Stock Dividends; Stock Splits; Rights Offerings

22.    What happens if JVFC declares a stock dividend or a stock split?

       Any stock dividends or split shares distributed by JVFC on the shares of a participant held by the Plan Agent will be added to the participant's account with the Plan Agent. Stock dividends or split shares distributed on shares of Stock registered in a participant's name will be mailed directly to the participant in the same manner as to shareholders who do not participate in the Plan.

23.    What happens if JVFC makes a rights offering?

       In the event of a rights offering by JVFC, the Plan Agent will sell rights received on shares held of record by the Plan Agent and will invest the proceeds of sale in additional shares of Stock which will be retained by the Plan Agent and credited proportionately to the accounts of the participant. Participants who wish to exercise such rights individually must request the Plan Agent to forward a share certificate to the participant (See Question 19 above). Such request must be made prior to the record date for exercising such rights. Rights on shares of Stock registered in the name of a participant will be mailed directly to the participant.

Withdrawal from Plan

24.    How and when may a participant withdraw from the Plan?

       Participation in the Plan may be terminated by a participant at any time by giving written notice to the Plan Agent. Within 15 days after the date on which such notice is received by the Plan Agent (the Termination
       Date), the Plan Agent will deliver to the participant (i) a certificate for all whole shares held under the Plan, and (ii) a check representing any uninvested dividends and voluntary cash contributions. A check in lieu of the issuance of any fractional share in the Participant's account, equal to the fractional share held under the Plan multiplied by the fair market value per share of the Stock on the Termination Date, will be mailed to the Participant on the next succeeding Investment Date.

Amendment and Termination of Plan

25.    May the Plan be amended or terminated?

       Yes. JVFC may amend, supplement, suspend, modify or terminate the Plan at any time without the approval of the participants. Thirty (30) days' notice of any suspension or material amendment shall be sent to all participants, who shall in all events have the right to withdraw from the Plan.

Inquiries Concerning the Plan

26.    Who should be contacted with questions concerning the Plan?

       All inquiries concerning the Plan should be directed to:

                      Ms. Linda L. Engle
                      Sr. Vice President/CFO
                      The Juniata Valley Bank
                      P. 0. Box 66
                      Mifflintown, PA 17059

Interpretation of the Plan

27.    Who will interpret the provisions of the Plan?

       Any questions of interpretation arising under the Plan will be determined by JVFC's Board of Directors pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities, which determination shall be final and binding on all participants.

Responsibility of JVFC and the Plan Agent

28. What are the responsibilities of JVFC and the Plan Agent, if any, with respect to the Plan?

       Neither JVFC nor the Plan Agent will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim or liability arising out of failure to terminate a participant's account upon such participant's death, the prices at which share are purchased, the times when purchases or sales are made or fluctuations in the market value of the Stock. The participants must realize that neither JVFC nor the Plan Agent can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

                                USE OF PROCEEDS

JVFC is unable to predict the number of shares of stock that will be purchased from JVFC under the Plan or the prices at which the shares will be purchased.

JVFC presently intends to invest in and/or advance to JVB the net proceeds of sales pursuant to the Plan to provide additional capital to support anticipated growth in loans and deposits, expansion of services and branches, upgrading of facilities and equipment and for general corporate purposes. It is possible, however, that some or all of such proceeds may be used, directly or indirectly now or in the future, in connection with permissible expansion of the business activities conducted by JVFC or JVB, either de novo or by acquisition, although JVFC has no present commitments so to expand. Proceeds of the offering are expected to strengthen JVFC's capital structure, facilitating possible future expansion of business activities.

                          DESCRIPTION OF JVFC'S STOCK

The securities offered hereby are shares of JVFC's Common Stock, $1.00 par value. As of September 30, 1995, there were 2,000,000 shares authorized, of which 890,692 shares were outstanding. Juniata's Articles of Incorporation also authorized 500,000 shares of preferred stock.

The Board of Directors has the authority to the full extent now or hereafter permitted by law, to fix by resolution the voting rights (which may be full, limited, multiple, fractional or withheld altogether) designations, preferences, qualifications, limitations, restrictions, privileges, options, redemption rights, conversion rights and other special or relative rights of such class of preferred stock or any series thereof. No preferred stock has been issued as of the date of this Prospectus nor does the Board of Directors have plans to issue preferred stock.

Holders of Common Stock are entitled to one vote per share on all matters on which JVFC's shareholders may vote, including the election of Directors. The holders of Common Stock do not have cumulative voting rights in the election of directors. This means that the holders of a simple majority of the shares of Common Stock voting for the election of Directors can elect all of the

Directors, if they choose to vote together, and in such event the holders of the remaining shares will not be able to elect any Directors.

JVFC's Articles of Incorporation contain certain provisions which may be considered anti-takeover in nature. Article 10 of the Articles of Incorporation provides that the Board of Directors may oppose any offer, proposal, or attempt by any corporation or other business entity, person or group to (a) make any tender offer or other offer to acquire any of JVFC's securities; (b) merge or consolidate JVFC into another entity; (c) purchase or otherwise acquire all or substantially all of the assets of JVFC; or (d) make any transaction similar in purpose or effect to any of the above. The Articles of Incorporation also give JVFC's Board of Directors authority to take any lawful action to oppose a tender offer or similar transaction if the Board of Directors determines that the offer should be rejected. The provision permits the Board of Directors to consider any pertinent issues in determining whether to oppose any such offer. In addition, the Board of Directors is expressly vested with the power to make, alter, amend and repeal the bylaws of JVFC, subject to the power of the shareholders to change such action only upon the affirmative vote of at least 75% of the votes which all shareholders are entitled to cast.

Article 11 of JVFC provides that for any "Business Combination" (as defined in Article 11), the affirmative vote of eighty-five (85%) percent of the votes which all shareholders are entitled to cast on the matter shall be required. In certain limited circumstances, as defined in Article 11C of the Articles of Incorporation, a Business Combination may only require the affirmative vote of the holders of sixty-six and two-thirds (66 2/3%) percent of the votes which all shareholders are entitled to cast on the matter.

In addition to provisions in JVFC's Articles of Incorporation, the Pennsylvania Business Corporation Law of 1988 provides that any holder of voting shares of a business corporation that becomes the subject of a "control transaction", and who objects to the transaction, shall be entitled to the rights and remedies of a dissenting shareholder. A "control transaction" is defined to mean the acquisition by a person or group of voting power that would entitle the holder or holders thereof to cast at least 20% percent of the votes that all shareholders would be entitled to cast in an election for directors.

Subject to certain procedural requirements, following the acquisition of 20% voting power by a person or group, a shareholder is entitled to receive cash from the controlling person or group in an amount equal to the fair market value of his shares as of the day prior to the date on which the control transaction occurs. In making such valuation, all relevant factors are to be taken into account, including an increment representing a proportion of any value payable for acquisition of control of the corporation. The effect of the Act is to require any person or group who acquires 20% of the voting shares of JVFC upon the demand of any JVFC shareholder or shareholders, to buy out such other shareholders.

The Board of Directors of JVFC is divided into three classes, each class being elected for a term of three years. The number of Directors shall not be less than five (5) nor more than twenty-five (25).

The overall effect of the above described measures, together with banking laws and regulations applicable to the acquisition of bank holding companies, may be to render more difficult the accomplishment of mergers, takeovers and other changes in control of JVFC. To the extent that these measures have this effect, removal of JVFC's incumbent Board of Directors and management may be rendered more difficult. These measures may have an adverse impact on the stockholders of JVFC to participate in a tender or exchange offer for JVFC's common stock and may have an effect on the market value of the common stock.

JVFC obtains the cash necessary to pay dividends by receiving dividends paid by JVB and has no other presently available source of funds for the payment of dividends. Banking regulations limit the amount of dividends that may be paid by the banking subsidiaries without prior approval of regulatory agencies supervising the banks.

JVFC's annual meeting of shareholders for the election of directors and the transaction of other business which may be brought properly before the meeting is held on the third Tuesday in April. The 1996 annual meeting will be held on April 16, 1996.

                                INDEMNIFICATION

The Articles of Incorporation provide that JVFC shall, to the fullest extent permitted by applicable law, indemnify persons for liability which may arise with respect to such person in the performance of duties to JVFC. The Bylaws of JVFC specifically permit indemnification of directors, officers and employees of JVFC, both with respect to actions brought by third parties and with respect to derivative actions brought on behalf of JVFC itself. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling JVFC pursuant to the foregoing provisions, JVFC has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following reports, which were filed by JVFC with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, are incorporated in this Prospectus by reference:

(a)    JVFC's Annual Report on Form 10-K for the fiscal year ended
       December 31, 1994.

(b)    JVFC's Quarterly Report or Form 10-Q for the quarter ended
       September 30, 1995.

(c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of JVFC's fiscal year covered by the Annual Report referred to in (a) above.

(d) All documents subsequently filed by JVFC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering.

JVFC will forward without charge to each person to whom this Prospectus is delivered, on written or oral request, a copy of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such document). Requests should be directed to Ms. Linda Engle, Sr. Vice President/CFO, The Juniata Valley Bank,
            -----------------------------------------------------------------
P.O. Box 66, Mifflintown, PA 17059.
----------------------------------

                                 LEGAL MATTERS

The legality of the shares of Common Stock offered hereby will be passed upon for JVFC by Mette, Evans & Woodside.

                                    EXPERTS

        The consolidated financial statements of JVFC at December 31, 1994, and for the year then ended, incorporated by reference in this Prospectus and Registration Statement have been audited by Beard & Company, Inc., independent accountants, and at December 31, 1993, and for each of the two years in the period ended December 31, 1993, by Stockton Bates & Company, independent accountants, as set forth in their respective reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


                    [Rest of Page Intentionally Left Blank]

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14

Other expenses of issuance and distribution.

The following is an estimate of all expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities registered hereby:

Registration Fees                                  $ 1312.50
Federal Taxes                                      $    0.00
State Taxes and Fees                               $    0.00
Trustees and Transfer Agents Fees                  $    0.00
Costs of Printing and Engraving                    $ 1500.00
Legal Fees                                         $ 7500.00
Accounting Fees                                    $ 2000.00
Engineering Fees                                   $    0.00
                                                         TOTAL       $12,312.50

JVFC has not paid a premium on any policy obtained in connection with the offering and sale of the securities registered herein which insures or indemnifies directors or officers against any liabilities they may incur in connection with the registration, offering or sale of such securities. However, JVFC does maintain directors and officers liability insurance in the amount of $5,000,000 through Fidelity and Deposit Company of Maryland Insurance Company. This is a claims made policy insuring JVFC and its directors, officers and employees against losses and claims arising from the "wrongful acts" (as defined in the policy) of the directors, officers and employees. "Wrongful act" is generally defined to include any actual or alleged error, misstatement, misleading statement, act or omission or neglect or breach of duty by the directors, officers or employees individually or collectively in the discharge of their duties to JVFC. However, the policy specifically excludes claims for an accounting of profits made from purchases and/or sales by directors or officers of JVFC's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934.

ITEM 15

Indemnification of Directors and Officers.

The Registrant's Articles of Incorporation provide that the Registrant may indemnify its directors and officers to the full extent permissible under the Pennsylvania Business Corporation Law. Article 20 of the Bylaws of JVFC provide that directors, officers and employees of JVFC are generally entitled to be indemnified by JVFC if they are made a party to litigation or other legal proceedings or are threatened by legal action by reason of the fact that they are a director, officer or employee of JVFC or were serving in a similar capacity for another corporation, such as a subsidiary of JVFC, at the request of JVFC. Indemnification is not available unless the director, officer or employee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of JVFC. If the proceedings are criminal in nature, indemnification is not available unless the director' officer or employee had no reason to believe his conduct was unlawful. Indemnification is available for actions brought by or in the right of JVFC or by or on behalf of parties not related to JVFC, and extends to expenses of litigation, including attorneys' fees and to any judgment, fine or other amount reasonably incurred with respect to the action. However, in an action or suit by or in the right of JVFC, indemnification is not available in respect of any claim or matter as to which the person is adjudged to be liable for misconduct in the performance of his duty to JVFC. JVFC's Bylaws also set forth a procedure for payment of legal expenses in advance of final disposition of a case, subject to repayment by the director, officer or employee if the director, officer or employee is ultimately determined not to be entitled to indemnification. JVFC's Bylaws provide that its directors, officers and employees are presumed to be entitled to indemnification unless a court, a majority of the directors not involved in the proceedings or holders of 33 1/3% of JVFC's outstanding common stock determine that indemnification is not available.

The Pennsylvania Business Corporation Law of 1988, 15 Pa. C.S.A. (S)(S)1501 et. seq. (the "BCL") became effective on October 1, 1988. Insofar as the BCL is contrary to the Bylaws and Articles of Incorporation of JVFC, the BCL shall govern.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling of the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16

Exhibits Filed Pursuant to Item 601 of Regulation S-K

(1)    Underwriting Agreement - Not applicable

(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession - Not applicable

(3) Instruments Defining the Rights of Securities Holders, Including Indentures - Not applicable

(5)    Opinion re Legality - Exhibit 1

(8)    Opinion re Tax Matters - Not applicable

(12)   Statements re Computations of Ratios - Not applicable

(15)   Letter re Unaudited Interim Financial Information - Not applicable

(23)   Consents of experts and counsel - Exhibits 2, 3
       Consent of Mette, Evans & Woodside
       Consent of Beard & Company, Inc.

       Consent of Stockton Bates & Company

(24)   Power of Attorney - Exhibit 4

(25)   Statement of Eligibility of Trustee - Not applicable

(26)   Invitations for Competitive Bids - Not applicable

(99)   Additional Exhibits:

       Juniata Valley Financial Corp. Dividend Reinvestment Plan - Exhibit 5

(28) Information from Reports furnished to State Insurance Regulatory Authorities - Not applicable

ITEM 17

Undertakings Required by Item 512 of Regulation S-K

The undersigned Registrant hereby undertakes as follows:

(a) to file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

       (i) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (ii) to include in periodic reports filed pursuant to Section 13 or
       Section 15(d) of the Securities Exchange Act of 1934 the information required by paragraphs (a)(1)(i) and (a)(1)(ii) of Item 512 of Regulation S-K and that are incorporated by reference in this Registration Statement.

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement as permitted by Rule 430A and contained in the form of prospectus to be filed by the registrant pursuant to Rule 424(b)(3)(1) or (4) or 497(h) under the Securities Act shall be deemed to be incorporated by reference into the registration statement at the time it was declared effective.

For the purposes of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Mifflintown, Commonwealth of Pennsylvania, on _______, 1995.

                                   Registrant: Juniata Valley Financial Corp.


                                   By:
                                      ------------------------------------------
                                              A. Jerome Cook
                                              President and CEO


                    [Rest of Page Intentionally Left Blank]

                                 EXHIBIT INDEX

                                                                   Sequentially
Exhibit               Exhibit Index                                Numbered Page
1                     Opinion re legality (5)                            ii

2                     Consent of Mette,                                  ii
                      Evans & Woodside (23)

3.1                   Consent of Beard
                      & Company, Inc.   (23)                             iii

3.2                   Consent of Stockton
                      Bates & Company                                    iv

4                     Power of Attorney (24)                             v, vi

5                     Juniata Valley Financial Corp.                     vii
                      Dividend Reinvestment Plan (99)

                                   EXHIBIT 1
                                   EXHIBIT 2

             [LETTERHEAD OF METTE, EVANS & WOODSIDE APPEARS HERE]



Juniata Valley Financial Corp.
Bridge and Main Streets
P.O. Box 66
Mifflintown, PA 17059

Re: Registration Statement S-3, under the Securities Act of 1933 - Offering of 100,000 Shares Common Stock, Par Value $100 Per Share Pursuant to Dividend Reinvestment Plan

Gentlemen:

This opinion is rendered in connection with the Registration Statement filed on Form S-3 with the Securities and Exchange Commission under the Securities Act of 1933 relating to 100,000 shares of common stock of Juniata Valley Financial Corp. ("JVFC"), par value $1.00 per share. The common stock is proposed to be offered by JVFC to holders of common stock of JVFC pursuant to a Dividend Reinvestment Plan adopted by JVFC's Board of Directors.

We have reviewed the corporate proceedings relating to the proposed stock offering and such other legal matters as we have deemed appropriate for the purpose of this opinion. Based on the foregoing, and assuming all necessary shareholder and governmental approvals, we are of the opinion that the shares of common stock covered by the aforesaid Registration Statement will, when issued in accordance with the terms set forth in the Prospectus, applicable law and the Bylaws of JVFC, be validly issued, fully paid and nonassessable by JVFC.

We hereby consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement and to the reference to us in the Registration Statement under the caption LEGAL MATTERS.

                                       Very truly yours,

                                       METTE, EVANS & WOODSIDE


                                       By
                                         ---------------------------------
                                            Elyse E. Rogers, Esquire

                                  EXHIBIT 3.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in this Registration Statement (Form S-3) of our report, dated January 26, 1995, relating to the consolidated financial statements of Juniata Valley Financial Corp. and subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.


Reading, Pennsylvania                                  BEARD & COMPANY, INC.
November 9, 1995

                                  EXHIBIT 3.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the use in this Registration Statement (Form S-3) of our report, dated January 31, 1994, relating to the consolidated financial statements of Juniata Valley Financial Corp. and subsidiary, prior to restatement, and to the reference to our Firm under the caption "Experts" in the Prospectus.

Lancaster, Pennsylvania                             STOCKTON BATES & COMPANY
November 6, 1995

                                   EXHIBIT 4

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitute and appoint A. JEROME COOK his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

Signature                    Title                                 Date
---------                    -----                                 ----

----------------------    President and Chief Executive        October 17, 1995
A. Jerome Cook              Officer and Director


----------------------    Director
John E. Groninger


----------------------    Director
Karl E. Guss


----------------------    Director
Harry B. Fairman, Jr.


----------------------    Director
Don E. Haubert


----------------------    Director
John A. Renninger

                                  Director
------------------------------
Ronald H. Witherite


                                  Director
------------------------------
Dale G. Nace


                                  Director
------------------------------
Darwin C. Pomeroy


                                  Director
------------------------------
Edward R. Rhodes


                                  Director
------------------------------
Harold B. Shearer

                                   EXHIBIT 5


           JUNIATA VALLEY FINANCIAL CORP. DIVIDEND REINVESTMENT PLAN


1. PURPOSE OF THE PLAN.

The purpose of this Dividend Reinvestment Plan (the "Plan") is to provide the participating shareholders of Juniata Valley Financial Corp. ("JVFC") with a convenient method of investing cash dividends and voluntary cash contributions in additional shares of the common stock of JVFC at a cost representing a savings over that available in normal market purchases.

2. DEFINITIONS.

For purposes of the Plan, the following words or phrases shall have meanings assigned to them below:

   (a) "Dividend Reinvestment Committee" shall mean the committee so designated by the Board of Directors of JVFC. The Dividend Reinvestment Committee shall be composed of at least three (3) persons, two of whom shall be the chief executive officer of JVFC and an officer of the Plan Agent.

   (b) "Fair market value" shall mean the value of the stock determined by the Dividend Reinvestment Committee as follows:

        (i) During such time as the Stock is listed on an established stock exchange or exchanges, the fair market value shall be deemed to be the closing price of the Stock on the stock exchange(s) on the applicable date or, if no sale of the Stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such prices on the next preceding day on which Stock was traded.

        (ii) During such time as the Stock is not listed on an established stock exchange but is listed in the National Association of Securities

              Dealers Automated Quotation System (NASDAQ) National Market System, the fair market value per share shall be the average of the highest and lowest trading prices for the Stock on the applicable date or, if no trade of Stock occurred on that day, the fair market value shall be determined by reference to such prices on the next preceding day on which Stock was traded.

        (iii) During such time as the Stock is not listed on an established stock exchange or in the NASDAQ National Market System but is quoted by NASDAQ, the fair market value per share shall be the average of the closing dealer "bid" and "ask" prices for the stock, as quoted by NASDAQ for the applicable day or, if no "bid" and "ask" prices are quoted for that day, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

        (iv) During such time as the Stock is not listed on an established stock exchange or quoted by NASDAQ, the fair market value per share shall be the average of the lowest "bid" and highest "ask" quotations of the Stock on the applicable date, as reported by one or more brokerage firms which then make a market in the Stock or, in the absence of either a "bid" or "ask" quotation, the quotation (or average of the quotations, if several) reported on the applicable date, whether "bid" or "ask".

        (v) In the event the Stock is not traded on an established stock exchange or quoted by NASDAQ and no "bid" and "ask" prices are available or if, in the determination of the Dividend Reinvestment Committee the value determined pursuant to subparagraph (iv) above does not accurately reflect the fair market value of the Stock, the fair market value of the Stock shall be as determined in good faith by the Dividend Reinvestment Committee.

   (c) "Investment Dates" shall mean the second business day after June 1 and December 1 of each year.

   (d)  "JVFC" shall mean Juniata Valley Financial Corp.

   (e) "Participant" shall mean a holder of Common Stock of JVFC who has elected to participate in the Plan by delivering an executed Participant Card to the Plan Agent.

   (f) "Participant Card" shall mean the card or other document designated by the Plan Agent as the required evidence of a shareholder's election to participate in the Plan.

   (g) "Plan Agent" shall mean Juniata Valley Bank ("JVB"), and shall also mean any other entity to which JVB has delegated all or any part of its responsibilities hereunder.

   (h) "Plan Shares" shall mean shares of Common Stock that have been purchased by a Participant under the Plan and which are held by the Plan Agent in a custodial account.

   (i) "Purchasing Agent" shall mean the entity designated by the Plan Agent to purchase Plan Shares for the Participants.

   (j) "Record Date" shall mean the date on which a person must be registered as a shareholder on the stock books of JVFC in order to receive a dividend. Record dates of JVFC are normally fourteen (14) days prior to the Investment Date.

   (k)  "Stock" shall mean the $1.00 par value Common Stock of JVFC.

3. ADMINISTRATION

The Plan shall be administered by JVB, the Plan Agent. All Plan Shares will be registered in the name of the Plan Agent (or its nominee) as agent for the Participants. The Plan Shares will be credited to the accounts of the respective Participants as their interest may appear. The Plan Agent may designate a Purchasing Agent to purchase Stock for the Participants.

4. PARTICIPATION

Subject to the provisions contained in the Plan, all holders of record of the Stock of JVFC are eligible to participate in the Plan. A beneficial owner whose shares are registered in a name other than his own must become a shareholder of record by having all or a part of such shares transferred into his own name in order to participate in the Plan.

JVFC reserves the right not to offer participation in the Plan to those holders of record who reside in jurisdictions which require registration of the Plan with the securities commission of that jurisdiction.

5. ENROLLMENT

A shareholder of record may enroll in the Plan at any time by completing and signing a Participant Card and returning it to the Plan Agent. If a Participant Card requesting reinvestment of dividends is received by the Plan Agent on or before the record date established for a particular dividend, reinvestment will commence with that dividend. If a Participant Card is received from a shareholder after the record date established for a particular dividend, the reinvestment of dividends will begin on the Investment Date following the next record date if the shareholder is still a holder of record. A shareholder who elects to enroll in the Plan may participate with respect to some, but not all shares of Stock owned of record by that shareholder.

6. VOLUNTARY CASH CONTRIBUTIONS

Each Participant may make voluntary cash contributions to the Plan of not less than $200 nor more than $1,500 in any single six month period. Participants need not invest the same amounts from time to time. Participants are under no obligation to make any cash contributions.

A voluntary cash contribution shall be made by forwarding a check or money order, payable to the Purchasing Agent, with a completed Participant Card when enrolling, or thereafter, with the payment form attached to each statement of account. The Purchasing Agent will apply each voluntary cash contribution received from a Participant before a Record Date to the purchase of Stock for the account of that Participant on the next Investment Date. A voluntary cash contribution will not be deemed to have been made by a Participant or received by the Purchasing Agent until the funds contributed are actually collected.

Interest will not be paid on voluntary cash contributions. Voluntary cash contributions will be returned to a Participant upon written request to the Purchasing Agent, provided that the request is received no later than the last business day prior to the next scheduled Record Date.

7. PURCHASES

On each Investment Date, JVFC will pay to the Purchasing Agent the total amount of dividends payable on each Participant's shares of Stock enrolled in the Plan (including Plan Shares) and, except as otherwise directed by JVFC, the Purchasing Agent shall use that amount, in addition to the Participant's voluntary cash contributions, if any, to purchase Stock for the account of the Participant.

JVFC reserves the right at any time to direct the purchase of Stock in the open market. Open market purchases will be made as soon as possible after the applicable Investment Date, but not more than 30 days after such date. The purchase price to a Participant of Stock purchased in the open market will be the cost (including brokerage commissions) to the Purchasing Agent of such purchases. In the event that any Stock is purchased in the open market, no Stock will be allocated to a Participant's account until the date on which the Purchasing Agent has purchased sufficient shares of Stock to cover purchases for all Participants in the Plan. If purchases occur at different prices, the purchase price per share of Stock to all Participants will be based upon the weighted averages of the prices of all shares of Stock purchased from JVFC (if any) and in the open market.

Each Participant's account will be credited with the number of whole and fractional shares (calculated to four (4) decimal places) equal to the amount to be invested divided by the applicable purchase price.

8. DIVIDENDS

As record holder of the Plan Shares held in Participants' Accounts under the Plan, the Plan Agent will receive dividends on all Plan Shares held on each dividend Record Date, will credit such dividends to Participants' accounts on the basis of whole or fractional shares held in each account and will automatically reinvest these dividends in the Stock of JVFC.

9. COSTS

No brokerage fees will be charged to Participants in connection with the purchase of Stock from JVFC. Participants will be charged the actual cost (including brokerage commissions) of all Stock purchased in the open market. All decisions whether to purchase Stock from JVFC or in the open market will be made by the Purchasing Agent, except that JVFC may refuse to sell Stock to the Plan Agent. All other costs of administration of the Plan will be borne by JVFC; however, a reasonable service charge may be assessed at the time of a Participant's withdrawal from the Plan or at any time a share certificate is requested by a Participant.

10. REPORTS TO PARTICIPANTS

As soon as practicable after completion of each investment on behalf of a Participant, the Plan Agent will mail to such Participant a statement showing (i) the amount of the dividend and the voluntary cash contribution, if any, applied toward such investment, (ii) the taxes withheld, if any, (iii) the net amount invested, (iv) the number of shares purchased, (v) the average cost per share, and (vi) the total shares accumulated under the Plan, computed to four decimal places. Each Participant will receive annually Internal Revenue Service From 1099 reporting dividend income received.


11.  VOTING OF SHARES

For each meeting of shareholders, the Plan Agent will forward a proxy to each Participant, and will vote the whole Plan Shares in the Participant's Account in accordance with the instructions received from the Participant. Fractional shares will not be voted. The Plan Shares of a Participant who does not return a proxy will not be voted.


12.  CERTIFICATES FOR SHARES

All Plan Shares will be registered in the name of the Plan Agent or its nominee, as agent for the Participants. Certificates for Plan Shares will not be issued to Participants unless requested in writing. Certificates for any number of whole Plan Shares will be issued to a Participant within 15 days of a written request to the Plan Agent signed by the Participant. A reasonable fee may be charged for each certificate requested. Any remaining whole or fractional Plan Shares will continue to be held by the Plan Agent as the agent for the Participant. Certificates for fractional shares will not be issued under any circumstances.


13.  TERMINATION OF ACCOUNT AND WITHDRAWALS

A Participant may terminate his account not less than 15 days prior to any Investment Date by giving written notice of termination to the Plan Agent. Any notice received less than 15 days prior to an Investment Date shall not be effective until dividends and other accumulated funds, if any, have been invested and credited to his account. The Plan Agent may terminate any account by written notice to the Participant and to JVFC.

Within a reasonable time after termination, the Plan Agent will deliver to the Participant (i) a certificate for all whole Plan Shares held under the Plan,
(ii) a check for any uninvested dividends and voluntary cash contributions, and
(iii) a check in lieu of the issuance of a fractional shares equal to the fractional Plan Share multiplied by the fair market value per share of the Stock on the date of termination. The Participant shall have no right to draw checks or drafts against his account or to give instructions to the Plan Agent with respect to any Plan

Shares or cash held in the Participant's account except as expressly provided in the Plan. The Participant may be charged a reasonable fee for issuance of the certificate.

As an alternative, upon termination of participation in the Plan, a Participant may request in writing that all Plan Shares, both whole shares and any fraction of a share, held for the Participant's account under the Plan be sold. If a sale all Plan Shares is specified in the notice of termination, the sale will be made by the Plan Agent, through a stock broker designated by the Plan Agent, as soon as practicable following receipt by the Plan Agent of instructions from the Participant to do so. The proceeds of such sale, less brokerage commissions and any transfer taxes, if any, will be paid to the terminating Participant by JVFC.

14.  DISPOSITION OF SHARES.

After receipt of notice that a Participant has disposed of all shares of Stock registered in his name, the Plan Agent will request instructions from the Participant as to the disposition he wishes to be made of shares in his Dividend Reinvestment Account. If the Plan Agent is unable to obtain instructions within 30 days after the mailing of such request, it may terminate the account and have a certificate issued and delivered for all full shares in the plan together with cash for any fractional interest in a share at the current fair market value, or it may, at its discretion, continue to reinvest the dividends until otherwise instructed.

15.  STOCK DIVIDENDS; STOCK SPLITS; RIGHTS OFFERINGS

Any stock dividends or split shares distributed by JVFC with respect to the Plan Shares of a Participant will be added to his account with the Plan Agent as additional Plan Shares. Stock dividends or split shares distributed with respect to shares of Stock registered in a Participant's name will be mailed directly to the Participant in the same manner as to shareholders who do not participate in the Plan.

In the event of a rights offering by JVFC, the Plan Agent may either sell all rights received with respect to Plan Shares held of record by the Plan Agent as custodian, or, in its discretion, may distribute rights to Participants. If the Plan Agent sells all rights received to Plan Shares, the Plan Agent will invest the proceeds of sale in additional shares of Stock which will be retained by the Plan Agent as custodian and credited proportionately to the accounts of the Participants. Participants who wish to exercise rights must request the Plan Agent to forward a share certificate to the Participant as provided in
Section 12 of the Plan. Such request must be made prior to the record date for exercising such









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rights. Rights on shares of Stock registered in the name of a Participant will be mailed directly to the Participant.

16. AMENDMENT OR DISCONTINUANCE OF THE PLAN

JVFC may amend, supplement, suspend, modify or terminate the Plan at any time without the approval of the Participants. Thirty (30) days' notice of any suspension or material amendment shall be sent to all Participants, who shall in all events have the right to withdraw from the Plan.

17. INTERPRETATION OF THE PLAN

Any question of interpretation arising under the Plan will be determined by the Board of Directors of JVFC pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities, and such determination shall be final and binding on all Participants.

18. NOTICE TO PARTICIPANTS

The Notices to the Participants may be given by letter addressed to the Participant at the Participant's last address of record with JVFC. The Participant agrees to give prompt written notice to JVFC of any change of address.

19. DUTIES AND RESPONSIBILITIES

Neither JVFC, the Plan Agent nor its nominees shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein. Neither JVFC nor the Plan Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) with respect to the time or prices at which Stock is purchased or sold for a Participant's account, or any inability to purchase or sell Stock, for any reason, (b) for any fluctuation in the market value after purchase or sale of Stock, or (c) arising out of failure to terminate the Participant's account upon the Participant's death prior to receipt of notice in writing of his or her death.

20. GOVERNING LAW

This Plan is governed by the laws of the Commonwealth of Pennsylvania.